AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  JANUARY 3, 2019

REGISTRATION NO. 333-226111

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Riot Blockchain, Inc.

(Exact name of registrant as specified in its charter)

Nevada	84-1553387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

202 6th Street, Suite 401

Castle Rock, CO 80104

303-794-2000

 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Christopher Ensey

202 6th Street, Suite 401

Castle Rock, CO 80104

303-794-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William R. Jackman, Esq. Rogers Towers, P.A. 1301 Riverplace Blvd., Suite 1500 Jacksonville, Florida 32207 Phone: 904-398-3911 Fax: 904-396-0663	Benjamin W. Kennedy , Esq Dickinson Wright PLLC 100 West Liberty Street, Suite 940 Reno, Nevada 89501 Phone: 775-343-7504 Fax: 844-670-6009

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☑	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, no par value per share	—	—	—	—
Preferred stock, no par value per share	—	—	—	—
Warrants(4)	—	—	—	—
Units	—	—	—	—
Total(5)			$100,000,000	$12,450	(6)

(1)
There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, such indeterminate number of warrants to purchase common stock or preferred stock and such indeterminate number of units consisting of any combination of the securities registered hereunder, as shall have an aggregate initial offering price not to exceed $100,000,000. The securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants, issuance of units, or pursuant to the anti-dilution provisions of any such securities.

(2)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $100,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	Includes warrants to purchase common stock and warrants to purchase preferred stock.

(5)
Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(6)	Amount previously paid with initial filing on July 10, 2018.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to completion, dated January 3, 2019 )

PROSPECTUS

$100,000,000

RIOT BLOCKCHAIN, INC.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, units or a combination of these securities for an aggregate initial offering price of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each of the securities. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of the securities offered.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol "RIOT." On January 2, 2019, the last reported sales price for our common stock was $1.71 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $24,394,000 based on 14,496,535 shares of common stock outstanding, of which 14,265,786 shares were held by non-affiliates, and a last reported sale price on the NASDAQ Capital Market of $1.71 per share on January 2, 2019. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution” section of this prospectus for further information.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page  10 of this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully review these Risk Factors prior to investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell common shares, preferred shares (including convertible preferred shares), warrants for equity securities, and units comprised of any combination thereof from time to time in one or more offerings up to an initial aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each of the securities.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. A prospectus supplement which contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to the securities offered under this registration statement. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information contained in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by us or on our behalf or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the applicable document. You should also not assume that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated by reference in this prospectus contain summaries of provisions of certain other documents, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information” on page 21 of this prospecuts .

You should only rely on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide you with information different from what is contained or incorporated by reference into this prospectus, applicable prospectus supplement or any related free writing prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, applicable prospectus supplement or any related free writing prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, applicable prospectus supplement or any related free writing prospectus. You should assume that the information contained in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference therein is accurate only as of the date on its face, regardless of the time of delivery of this prospectus, any prospectus supplement, any related free writing prospectus or any sale of a security under this registration statement. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a component.

In this prospectus, “Riot Blockchain,” “the Company,” “we,” “us,” and “our” refer to Riot Blockchain, Inc. (f/k/a: Bioptix, Inc.), a Nevada corporation, unless the context otherwise requires.

ABOUT RIOT BLOCKCHAIN

Company Background

The Company was incorporated on July 24, 2000 in the State of Colorado under the name AspenBio, Inc., which was subsequently changed to AspenBio Pharma, Inc. In December 2012, we changed our name to Venaxis, Inc. and in 2016, in connection with our acquisition of BiOptix Diagnostics, Inc., we changed our name to Bioptix, Inc. and as of October 19, 2017 we changed our name to Riot Blockchain, Inc., to reflect our new focus on our blockchain business. That operational focus and the Company's recently completed acquisitions of Kairos Global Technologies, Inc. ("Kairos") and 1172767 B.C. Ltd., formerly known as Tess Inc., and its investment in goNumerical Ltd., (d/b/a "Coinsquare"), as well as the Company's new name, reflects a strategic decision by the Company to operate in the blockchain and digital currency related business sector. On March 26, 2018, the Company also acquired 92.5% of Logical Brokerage Corp. ("Logical Brokerage"). Logical Brokerage is a futures introducing broker headquartered in Miami, Florida registered with the Commodity Futures Trading Commission, and a member of the National Futures Association.

In September 2017, we changed our state of incorporation to Nevada from Colorado. Our principal executive offices are located at 202 6th Street, Suite 401, Castle Rock, CO 80104 and our telephone number is (303) 794-2000. Our website address is www.riotblockchain.com. The information contained on, or accessible through, our website is not part of this prospectus.

Management Changes

The Company experienced significant changes to its management and board of directors in 2018, including (i) the resignation of its chief executive officer and chairman of the board of directors, John O'Rourke on September 8, 2018, (ii) the subsequent appointment of Christopher Ensey as the Company's interim chief executive officer, and (iii) the appointment of Remo Mancini as chairman of the board of directors, who had previously served as a member of the board of directors beginning on his appointment in February 2018.  Additionally, as of October 22, 2018, Mr. Andrew Kaplan resigned as an independent member of the board of directors. As of October 23, 2018, Mr. Benjamin Yi was appointed to serve as an independent member of the board of directors.

These changes to the management and the board of directors of the Company during 2018 have been made according to the needs and strategic vision of the Company.  Management and the board of directors believe these changes will enable the Company to achieve its short- and long-term goals of (1) improving the operational effectiveness of its mining operations, (2) developing its RiotX exchange, and (3) raising additional capital.

Digital Currency Mining Operations

Overview of Mining Operations

The primary focus of the Company is our digital currency mining operations.  Digital currencies are digital or virtual currencies used as a medium of exchange outside of the traditional state-backed fiat currencies. Digital or "crypto" currencies rely on complex cryptographically recorded data entries known as "blocks" on decentralized digital ledger system known as a blockchain.  Blocks are added to the blockchain chronologically and, once added, are unchangeable. Thus, digital currencies are seen as a secure means of storing and recording information regarding a transaction or set of transactions.  To incentivize the creation of blocks for the blockchain, digital currency tokens are awarded on a per block basis for block creation, a process which is known in the industry as mining.

The Company's mining operations focus primarily on bitcoin mining.  Bitcoin mining entails solving complex mathematical problems using custom designed and programmed application-specific integrated circuit computers (referred to as "miners"). Bitcoin miners provide transaction verification services to a given blockchain by solving complex algorithms to encode additional blocks into the blockchain, which blocks serve as immutable records of transactions once added to the blockchain. When a miner is successful in adding a block to the blockchain, it is rewarded with a fixed number of bitcoin. Blocks are added to the blockchain on a first-to-finish basis, meaning that the first miner to solve an algorithm and verify a given transaction is the only miner to receive a bitcoin reward.  This first-to-finish environment has created a computing power arms race whereby miners are encouraged through competition to allocate ever-increasing computing power (known as "hash rate") to solving algorithms.  The resulting energy costs are substantial, and, in light of the recent decline in the market price of bitcoin and other "benchmark" digital currencies such as bitcoin cash, litecoin, and ethereum, the profitability of mining operations has been reduced as competition increases to solve each block.  The Company's digital currency mining operations operate at a maximum hash rate of 95 petahash per second.

In response to these factors, the Company has entered into mining pools, whereby multiple miners allocate their collective computing powers to solving a given algorithm thereby increasing the collective hash rate devoted to a given algorithm. By pooling their efforts, miners in a pool are more likely to verify a given transaction and add a block to the Blockchain than miners acting individually.  Pool miners are awarded a fractional reward based on the hash rate each contributed to the pool on a given successful transaction, regardless of whether the individual miner actually solved the applicable algorithm.  Miners are allocated a share of every reward obtained by the pool operator, and thus the risk of not solving the algorithm first is reduced.  The Company participates in pools on an at-will basis, and is under no obligation to remain in a given pool and may terminate its engagement with a given pool at any time.  Presently, management believes participating in mining pools is the most efficient means of mining digital currencies, but is under no obligation, nor does it provide any assurance that it will continue to do so in the future.

Oklahoma City Mining Facility

Beginning in February of 2018, we relocated our mining operations to our Oklahoma City facility, which is leased by our subsidiary, Kairos. As of the date of this prospectus, we moved all of our 8,000 digital currency miners, which includes 7,500 model S9 and 500 model L3+ miners to our Oklahoma City facility.  These miners have been installed and operational since being deployed in June of 2018. Kairos leased the Oklahoma City facility from 7725 Reno #1, L.L.C.  ("7725 Reno") by a lease agreement dated February 27, 2018, as amended on March 26, 2018 (the "Lease"). Effective as of November 29, 2018, Kairos amended the Lease with 7725 Reno by: (i) extending the initial term of the Lease through August 15, 2019; (ii) effective as of December 1, 2018, changing the monthly rent for the Lease as follows: (a) $235,000 for December of 2018, (b) $230,000 for January of 2019, and (c) $190,000 per month thereafter for the duration of the Lease, including any renewals; (iii) reducing the monthly electricity usage charges due under the Lease; (iv) providing that Kairos will reimburse 7725 Reno for up to $14,000 of the costs of installing electricity metering devices in the facility; and (v) Kairos will have the option to renew the Lease for up to two (2) three (3) month periods after the expiration of the initial term of the Lease. Under the initial terms of the Lease, the Company was required to pay for 12 megawatts of power per month, regardless of the actual power consumption by its miners.  Before upgrades were made to the software of our miners which made our mining activities much more energy efficient, this fixed cost arrangement was beneficial to the Company, as the Company had access to the allotted 12 megawatts of power each month during a time of peak demand for electric power.  When the original lease was entered into, computing power, and therefore electricity, was in high demand among competitors in the bitcoin mining marketplace, securing access to 12 megawatts of electric power per month at a fixed price was important given those market conditions. Subsequent changes to the software of our miners and facility improvements have made the miners far more energy-efficient and therefore this fixed cost arrangement had become cost-inefficient, as the Company used less than the allotted 12 megawatts of power per month. Accordingly, for these reasons and other economic factors, the Company renegotiated the Lease.

The changes to the Lease do not impact the number of miners deployed at the facility.  The Company's monthly electricity usage costs are now variable, rather than fixed under the Lease, and are assessed at a lower rate per kilowatt/hour for the electricity used.  The reduction in the base rent was the product of negotiations between the Company and 7725 Reno and reflects changes to the economics of the Lease, rather than any change in the leased space or the number of deployed miners.  These changes to the Lease will allow the Company to be more responsive to changes in the profitability of its digital currency mining operations.

The Company can, under the amended Lease, decide to reduce or temporarily switch off, any number of its miners in the facility and therefore reduce its variable electricity costs. Whereas under the original Lease, the Company would have still incurred the same electricity cost, regardless of actual electricity use. These changes allow the Company to monitor its monthly costs by optimizing its mining performance by operating its miners at less than full capacity during times of peak electricity rates.

Miners generate a substantial amount of heat when operating, which heat must be dissipated to avoid damaging the miners' circuitry.  Heat dissipation requires significant electrical power. As the hash rate produced from operation of the miners is increased, so too is the electricity used both in operation and from heat dissipation. Accordingly, the electricity cost incurred in operation of the miners increases exponentially as the hash rate produced is increased. This increased electricity usage comes at substantial cost to the Company, and, accordingly, when the conversion spot price of bitcoin declines, the profitability of operating the mine at peak capacity declines.  In addition to the need to dissipate the heat generated from the operation of the miners, environmental heat must also be dissipated. Under the original Lease, the Company incurred the same electricity cost regardless of electricity used, so it was negatively incentivized to reduce or halt its mining activities in response to dips in the conversion spot price of bitcoin. Under the amended Lease, however, the Company can reduce or even halt the operation of its miners temporarily in response to changing market conditions and obtain a corresponding reduction of its electricity costs for its facility. Furthermore, the Company expends electricity in dissipating environmental heat affecting its miners. As the environmental heat increases, so does the amount of electricity required to dissipate that heat. In times of extreme heat, the cost of dissipating the heat from operation of the miners can be substantial. Accordingly, running the Company's miners at peak capacity during times of high heat is more expensive for the Company.  Because the amended Lease does not have a fixed power cost built in, the Company can reduce, increase, or even shut off the mining power devoted to the miners when environmental factors or market forces contract the net revenue generated from the Company's mining activities, without incurring the high fixed power cost required under the original Lease.  This variability in the Company's power costs resulting from the operation of its mining facility makes the Company's mining activities more responsive to variables affecting the cost of digital currency mining, therefore bringing more of the Company's variable expenses under the Lease within management's control.

Development of a U.S.-based Digital Currency Exchange

Overview of the RiotX Exchange

In addition to those business developments previously reported by the Company in its annual report on Form 10-K, quarterly reports on Form 10-Q, and periodic reports on Form 8-K, the Company has continued its exploration of the development of a U.S.-based digital currency exchange.  The Company has been investigating and pursuing the regulatory pathway for the launch of a digital currency exchange in the United States since the beginning of 2018. The Company's planned digital currency exchange under the name "RiotX" is being developed by and is contemplated to be operated through the Company's subsidiary, RiotX Holdings, Inc. ("RiotX Holdings").  The Company believes that, by providing a stable and secure platform for the exchange of digital currencies, it will attract significant trading volume, thereby providing the Company with consistent revenue per trade, independent of the price of any one digital currency. The Company intends to launch RiotX for the exchange of bitcoin, bitcoin cash, litecoin, and ethereum (the "Exchanged Currencies"), and for U.S. Dollars. The Company has selected the Exchanged Currencies for exchange on RiotX based on internal and external reviews, and will only include those currencies for which it has obtained regulatory approval.

The Company views its RiotX exchange as being comprised of three core services: (i) Banking Services; (ii) a Trading Engine; and (iii) Digital Wallet Services. The Company intends to provide each of these services by engaging experienced third party vendors in the industry through software-as-a-service agreements, which will be reviewed on a case-by-case basis by the Company's management, along with external advisors and legal counsel, and will ultimately be subject to review by the Company's board of directors.  The Company plans to only contract with companies that have established track records as industry leaders, which comply with federal, state and local laws, and, if required are in compliance with U.S. securities law to provide such services.  The Company assesses each vendor using a risk management process that evaluates key risk factors related to their performance and their potential impact on the Company, including, without limitation, its capital structure, financial condition and liquidity.  The Company has engaged external advisors and legal counsel to review contracts and conduct due diligence related to financial stability and performance, and cybersecurity procedures.  Additionally, the Company assesses each vendor as they relate to its regulatory compliance framework needs such as reporting, fraud monitoring, "know your customer," anti-money laundering, and data privacy standards to ensure compliance with applicable rules, regulations, and industry best practices.

Agreements with Third Party Vendors

As the Company continues to explore and develop its planned U.S.-based digital currency exchange, it will continue to develop relationships with third party vendors to support the RiotX exchange. As of the date of this prospectus, the Company has entered into several such relationships with third parties to provide RiotX with these core services.

(i) Banking Services

As previously reported in the Company's Current Report on Form 8-K filed on October 29, 2018, the Company's subsidiary, Logical Brokerage, entered into a material definitive agreement with Synapse Financial Technologies, Inc. ("SynapseFi"), and its partner, Evolve Bancorp, Inc., through its subsidiary, Evolve Bank & Trust (collectively, "Evolve"), to provide RiotX with banking services and transactional support (the "SynapseFi Agreement"). SynapseFi's proprietary software technologies will provide the RiotX exchange with secure banking services to enable RiotX users to efficiently and securely create accounts to hold, transfer, and deliver Exchanged Currencies, allowing RiotX users to make deposits and take withdrawals of fiat currencies into and from their RiotX user accounts.  SynapseFi is an industry leader in the provision of Application Program Interfaces ("API") to the financial services industry. SynapseFi's APIs provide a secure and stable means of communication between users and financial institutions, while providing security and compliance assurances to financial institutions. Under the terms of the SynapseFi Agreement, SynapseFi will engage Evolve, or any successor financial institution designated by SynapseFi, to provide banking services directly to RiotX and its end users. SynapseFi's API will allow RiotX to efficiently communicate user requests to Evolve, while assisting Evolve with managing the risks and compliance concerns associated with the exchange of digital currencies. Pursuant to the terms of the SynapseFi Agreement, the Company has agreed to permit SynapseFi to conduct periodic security, compliance and risk reviews, and audits of RiotX on behalf of Evolve as a means of ensuring continued compliance. The SynapseFi Agreement is a significant milestone in the development of the planned RiotX exchange.

(ii) Trading Engine

On August 31st, 2018, the Company signed a Software Licensing and Subscription Services Agreement (the "Coinsquare Agreement") with Coinsquare to provide the Company with a comprehensive digital currency exchange platform inclusive of a Trading Engine and Digital Wallet Services. Under the Coinsquare Agreement, Coinsquare would have been responsible for the day to day management, hosting, customer support and other operational services. In total, the Coinsquare Agreement constituted an initial cost for the first year in excess of $1,500,000 and an equity grant of 9.9% of the equity interest in RiotX Holdings, as well as an additional 450,000 shares of the Company's common stock. The Coinsquare Agreement was terminated by mutual agreement of the Company and Coinsquare on September 17, 2018, as reported by the Company in its Current Report on Form 8-K filed on September 18, 2018.  Termination of the Coinsquare Agreement caused the Company to search for replacement third party service vendors to fulfil the roles which would have been performed by Coinsquare under the Coinsquare Agreement.

As reported in the Company's press release disclosed in its Current Report on Form 8-K filed on November 28, 2018, RiotX Holdings, Inc. entered into a Master Services Agreement with Shift Markets, Ltd. ("Shift") to provide the Company with a license to use Shift's exchange trading platform on RiotX. After conducting a search and review of third party service vendors to provide RiotX with a Trading Engine, the Company selected Shift for RiotX. The agreement between RiotX Holdings and Shift (the "Shift Agreement") provides the RiotX exchange with a license to use Shift's proprietary Trading Engine, which allows for the efficient and effective exchange of the Exchanged Currencies and for U.S. Dollars.

Shift will only replace the Trading Engine component of the services which were to be provided to RiotX by Coinsquare under the Coinsquare Agreement. As a result, the Company plans to take on the role of customer support, account management and operations internally and is seeking out a third party Digital Wallet Services provider. In order to accommodate this change, the Company has revised its operating budget for RiotX to include a reallocation of the costs for headcount and other internal investments that were previously supported by Coinsquare.

The Shift Agreement is for an initial term of 12 months, which may be renewed for a period of six months by the Company.  The Shift Agreement is payable in two separate amounts: an initial set up charge, and recurring monthly fees.  The recurring monthly charges will not accrue and become payable prior to (i) integration of Shift's trading engine into the RiotX exchange is completed, and (ii) the RiotX exchange becomes operational and is launched by the Company. The Shift Agreement may be terminated at will by the Company, upon delivery of 60 days' notice to Shift.  Termination of the Shift Agreement will terminate all performance obligations of Shift and the Company.

The selection and integration of a Trading Engine into the planned digital currency exchange represents a milestone in the development of RiotX. While Shift Markets will provide a necessary tool to the Company's planned digital currency exchange, the Shift Agreement itself is financially immaterial to the Company, representing less than 5% of the Company's operating budget for its planned RiotX exchange, its contract price is less than 10% of the contract price of the Coinsquare Agreement, and it does not include an equity grant.  Shift, while an effective service provider, is not so unique to the market for exchange platform technologies to be material to the Company's strategic vision or success. Management believes the Shift Agreement will ultimately prove beneficial to the Company and its planned digital currency exchange, and that it represents an important milestone in the development timeline of its planned digital currency exchange.

(iii) Digital Wallet Services

The Company plans to integrate a third party service vendor's Digital Wallet Services technology into the RiotX exchange which, along with Shift's Trading Engine and SynapseFi's Banking Services, will complete the development of RiotX. Digital Wallet Services will provide RiotX exchange users with secured digital means of storing digital currencies for exchange on RiotX.  Digital Wallet Services are a core component of the Company's planned RiotX exchange, and will be integrated into RiotX by Shift as soon as a service vendor is selected and an agreement is finalized. Once the Company has consummated an agreement with an appropriate Digital Wallet Services provider, the Company will be in a position to start bringing its RiotX digital currency exchange online in those jurisdictions where it has obtained regulatory approval.

Project Timeline for RiotX

The Company anticipates launching its RiotX digital currency exchange by the end of the first quarter of 2019, which plan is subject to change based on several factors as discussed in this Prospectus. Once RiotX is online, the Company plans to offer services in a limited number of states in order to validate the performance of the system and debug any potential issues with the software. Throughout this time, the Company plans to increase staff levels to support additional users and refine its procedures for compliance, security and general support of RiotX. As the Company obtains the necessary regulatory approval in a given jurisdiction, the Company intends to bring RiotX online in that jurisdiction, with the ultimate goal of bringing RiotX online in all 50 states except Hawaii and Wyoming by the end of 2019. The regulatory hurdles faced by the Company, and its progress in this regard, is discussed in greater detail under the section titled Regulatory Framework of RiotX¸ below.  Management believes this timeline is achievable, but, in light of difficulties in obtaining regulatory approval, reaching software-as-a-service agreements with third party vendors, and capital restrictions affecting the Company, this timeline may be delayed.

Reaching software-as-a-service agreements with third party vendors for the RiotX exchange has delayed the Company's development of the RiotX exchange. Termination of the Coinsquare Agreement required the Company to replace Coinsquare with other providers that would fulfill various technology components (such as the Trade Matching Engine and Digital Wallet Service for RiotX), as well as customer support and management services, all of which were to be handled by Coinsquare staff under the original Coinsquare Agreement. In addition to allocating its own personnel and resources to handling the customer service and troubleshooting aspects of the RiotX exchange, which would have been handled by Coinsquare under the Coinsquare Agreement, the Company must integrate the services of third party vendors into the RiotX exchange to provide the Company with the necessary services for the development and operation of RiotX.

The Coinsquare Agreement would have fulfilled many of the outstanding development milestones for the planned RiotX exchange, but after termination of the Coinsquare Agreement, the Company entered into the SynapseFi Agreement to provide RiotX with the necessary banking services.  Additionally, the Company entered into the Shift Agreement to provide RiotX with a license to use Shift's exchange Trading Engine platform.  Finally, the Company is working towards contracting with a third party vendor to provide RiotX with Digital Wallet Services. With the Shift and SynapseFi agreements in place, once the Company has secured a digital wallet service provider, it will be in a position to deploy the RiotX exchange in all jurisdictions in which it has obtained regulatory approval.

The timeline to launch the RiotX exchange will depend on several factors including, but not limited to: performance of the Company and its ability to finance its deployment; the federal and state regulatory landscape; the ability of the Company to secure proper licensing in each state in which it intends to operate; the Company's technology implementation schedule; and the Company's ability to raise capital to continue funding the development of the RiotX exchange. Any delay in these factors, as well as additional unforeseen or unforeseeable factors, may result in the delay of the launch of the RiotX exchange platform.

Cost of Development and Operation of RiotX

Prior to the anticipated launch by the end of the first quarter of 2019, the Company estimates the initial development costs of launching the RiotX exchange inclusive of software development, license applications, legal fees, and general overhead should not exceed $250,000.  This estimate is based on current projections, and is subject to change as factors, such as protracted legal costs, affect the cost profile of the development of the RiotX exchange. Once operational, the RiotX exchange budget for 2019, inclusive of the contract costs of the Shift and SynapseFi agreements, as well as the to-be-determined Digital Wallet Services provider agreement, employee, utility, regulatory, and legal costs, is not anticipated to exceed $2,000,000 per year.  Factors such as rapid growth, changes in the regulatory landscape, and changes in our business plan could have a material adverse effect on these estimates, and, as such, these costs are subject to change over time. You should not assume that the estimates disclosed under this subheading of this prospectus are accurate on any date subsequent to the date set forth on the front of this prospectus. You should also not assume that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Regulatory Framework of RiotX

As of the date of this prospectus, RiotX is licensed and/or approved in five states and has pending licenses in another 17 states, with review in another two states. The Company plans to be operational in 24 states by the launch date of RiotX by the end of the first quarter of 2019.  However, management continues to work towards the long-term goal of obtaining regulatory approval of the RiotX exchange in all 50 U.S. states, with the exception of Hawaii and Wyoming, by the end of 2019, which timeline is subject to delays caused by regulatory review, market forces, and other factors which may be outside of the Company's control.

In furtherance of its plan to obtain regulatory compliance, the Company purchased 92.5% of Logical Brokerage, which is an introducing broker registered with the Commodities Futures Trading Commission and the National Futures Administration, in March of 2018. The Company subsequently obtained a Money Services Business License from FinCEN in May of 2018. The Company then obtained a Money Transmitter License from the State of Florida in June 2018. In October of 2018, Logical Brokerage and RiotX were approved for application in a consortium of 17 states for fast track approval for Money Transmitter Licenses. We expect to receive these licenses in the first quarter of 2019. In December of 2018, RiotX obtained a Sellers-Issuers of Payment Instruments and Money Transmitter License from the State of Georgia. By the end of the first quarter of 2019, the Company plans for RiotX to be approved in 24 states in the United States. These additional licenses may permit the Company to explore additional exchange developments in the future.

Throughout 2019, the Company plans to pursue additional money transmitter licenses in the United States for RiotX, as well as a New York State Bitlicense, which will license the RiotX exchange to engage in cryptocurrency business in New York.  The New York State Bitlicense is seen as a benchmark license in the cryptocurrency business, and has traditionally been difficult to obtain.  In the third and fourth quarter of 2018, however, New York State regulators have increased the number of New York State Bitlicenses issued, and have done so at a greater frequency than in previous quarters.  While management does not believe this bears any indication on its own application, management believes this movement indicates increasing action by New York State regulators to grant state licenses. The Company may not, however, ever succeed in obtaining a New York State Bitlicense for RiotX, and RiotX may therefore never obtain regulatory approval to conduct cryptocurrency business in New York.  This lack of regulatory approval in one of the largest and most economically important states in the United States could have a detrimental effect on the planned RiotX exchange, which may have a material negative impact on our business operations.

Business Risks Associated with RiotX

The Company has devoted significant resources to the development of the planned RiotX exchange and the Company may lose most or all of its investment if RiotX fails. If the Company faces significant delays in the deployment of RiotX, or if the development costs of RiotX become unbearable, the Company may have to reduce or even halt its efforts to develop and deploy RiotX. If the Company is unsuccessful in the deployment of RiotX, it may lose most or all of the capital it has invested into the exchange. Additionally, if RiotX is not adopted by users, it may never gain traction in the market and become viable long-term. These risks to the deployment and adoption of RiotX pose significant risks to the capital the Company has invested in RiotX and the Company may be unable to sustain the short- and long-term costs associated with the development of RiotX.

Liquidity and Capital Resources

The Company has experienced recurring losses and negative cash flows from operations.  We expect to continue to incur losses from operations for the near-term and these losses could be significant as we incur costs and expenses associated with recent and potential future acquisitions and development of the RiotX exchange platform, as well as public company, legal and administrative-related expenses being incurred. We are closely monitoring our cash balances, cash needs and expense levels.

As of September 30, 2018, the Company had approximate balances of cash and cash equivalents of $1,607,000, a working capital deficit of $1,178,000, total stockholders' equity of $16,532,000 and an accumulated deficit of $185,796,000. To date, the Company has in large part relied on debt and equity financing to fund its operations.  As of the date of this prospectus, the Company has been closely monitoring its cash and cash equivalents and has reduced its operating expenses, as needed, in order to continue to execute the Company's strategy.  Management believes that the Company will require additional capital to meet its obligations arising from normal business operations for the next twelve months.  Without additional capital, the Company's ability to continue to operate as a going concern will be limited. If unable to obtain adequate capital, the Company could be forced to reduce or cease its operations. The Company is currently pursuing capital transactions in the form of debt and equity; however, management cannot provide any assurance that we will be successful in its plans.

Cash flow from our operations relies substantially on our ability to continue to mine digital currencies and the conversion spot price at which our digital currencies are exchangeable for U.S. Dollars.  We expect to generate ongoing revenues from the production of digital currencies, primarily bitcoins, in our Oklahoma City mining facility. Our ability to liquidate bitcoins at future values above the cost of production of bitcoins will affect our ability to generate positive cash flow from operations. However, our primary variable expense associated with our mining operation is the electricity expense of operating our Oklahoma City facility. Accordingly, the revenue from our mining operation is a function of the conversion spot price of bitcoin to U.S. Dollars over our electricity and other variable costs associated with operating our mining facility.

As of the date of the prospectus, the trading spot price of bitcoin, our primary digital currency asset, has significantly declined from its highest conversion spot price in 2018. Management has determined that a conversion spot price for bitcoin of $3,000 per bitcoin is the lowest acceptable "floor price" at which continued peak operation of the mine comports with the Company's short- and long-term strategies. At a conversion spot price at or below $3,000 per bitcoin, the ratio of revenue generated to operating costs from our digital currency mining operation is not supportable based on current internal projections. Should the spot price of bitcoin fall below $3,000 per bitcoin, management may reduce or completely deactivate its digital currency miners as a cost-saving measure.  Management could substantially reduce or cease the Company's mining activities until such a time as bitcoin begins to trade at a more advantageous conversion spot price against the U.S. Dollar, at which point the Company could immediately re-initiate its miners and resume bitcoin production from its mining facility.

If the spot price of bitcoin were to consistently trade at or below $3,000 per bitcoin and management were to successfully reduce or eliminate its variable operating expenses associated with its digital currency mining operation, sell certain of its salable assets at prices below fair market value, reduce payroll and delay the launch of its RiotX exchange, management believes that the Company can continue as a going concern for at least three months.  This estimate is based on current internal projections of the Company's expenses, and does not account for unforeseen or unforeseeable costs such as additional legal or regulatory expenses which the Company cannot reasonably predict.  Should such isolated or continuing unpredictable costs occur, the Company's predictions could change materially.

The Company does not, at present, anticipate initiating these cost mitigation efforts, but is prepared to do so should access to capital markets not materialize in the short-term. Cutting its core mining operations, reducing its payroll, and delaying the development and launch of its RiotX exchange platform may have a material negative impact on the trading price of our common stock, and our shareholders may lose part or all of their investment.  Management believes, however, that continued decline in the conversion price of bitcoin to U.S. Dollars may reduce cash flow to the extent that the Company is forced to engage in these cost-saving measures in order to continue as a going concern.

Additionally, even if the present trend of the decline in the conversion price of bitcoin to U.S. Dollars reverses and the Company is able to convert its digital currency assets to U.S. Dollars at a more advantageous price, the Company will need to raise additional capital to continue its operations and pursue its strategies, including the development of RiotX, and the need to respond to competitive pressures or unanticipated working capital requirements. The Company may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could impair our growth and adversely affect our existing operations. If the Company raises additional equity financing, the Company's shareholders may experience significant dilution of their ownership interests, and the value per share of the Company's common stock could decline. Furthermore, if the Company engages in additional debt financing, the holders of debt would have priority over the holders of common stock, and the Company may be required to accept terms that restrict its ability to incur additional indebtedness and take other actions that would otherwise possibly not be in the interests of the Company's shareholders, forcing it to maintain specified liquidity or other ratios.

Accounting for Digital Currencies

The lack of U.S. Generally Accepted Accounting Principles (U.S. GAAP) instruction regarding the proper accounting treatment of digital currency assets has created uncertainty regarding the reporting and proper asset classification of digital currency holdings.  Management has exercised its business judgment in determining appropriate accounting treatment for the recognition of revenue from mining of digital currencies. Management, in conjunction with its outside public accountants and its auditors, has examined various factors surrounding the substance of the Company's operations and the available guidance published for public company accounting practices in Accounting Standards Codification.

Initially, the Company undertook to record its digital currency assets at fair market value on receipt and disposition. Based on subsequent reviews of the available accounting guidance, the Company has concluded that its originally adopted accounting policy was in error and that its digital currencies should have been recorded at cost less impairment. The Company has since revised its treatment of its digital currency assets in line with this corrected reevaluation. This change in accounting policy did not have a material impact of the Company's previously reported condensed interim consolidated financial statements.

Consequentially, the Company presently accounts for its digital currency assets as indefinite life intangible assets. An intangible asset with an indefinite useful life is not amortized, but rather is assessed for impairment annually, or more frequently, when events or changes in circumstances occur which indicate that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. Realized gain or loss on the sale of digital currencies is included in other income or expenses in the Company’s statements of operations.

As of December 31, 2017, the Company held digital currencies valued at $200,164.  For the year ending December 31, 2017, mining revenue was only $172,959 and unrealized gains from digital currencies were only $27,205.  We considered these amounts clearly immaterial given total assets of $52,335,540 as of December 31, 2017 and the $19,970,932 net loss for the year ending December 31, 2017.  The U.S. Dollar spot price for bitcoin as of March 31, 2018 and June of 2018 declined from the previous quarterly periods and the Company recorded a $2,467,875 and a $511,170 loss related to the change in fair value of digital currencies for the three months ended March 31, 2018 and June 30, 2018, respectively.  Such change in the fair value of digital assets was recorded as a component of costs and expenses in our consolidated statements of operations and would have been categorized as an impairment loss under our updated policy with no impact on total costs and expenses for the six months ended June 30, 2018.  Accordingly, there was no material difference between our original accounting for our digital currency assets and recording them for cost less impairment.  Conversely, if there had been an increase in the conversion spot price of our digital currency assets to U.S. Dollars over these periods, our original accounting method would have shown corresponding increases in the book value of those assets; whereas, under the cost less impairment method, gains on assets are not recorded until those assets are sold, so our basis in our digital currency assets would have remained pegged to their lowest impairment value.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and each subsequent filed quarterly report on Form 10-Q and current reports on Form 8-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future.

In addition to those risk factors incorporated by reference herein, the Company has identified the following uncertainties and risk factors which may affect our business:

The price of our common stock may be influenced by the market price of digital currencies, among other factors, which may be susceptible to wide swings in value.

Digital currency market prices, in particular that of bitcoin, which represents our primary digital currency asset, have experienced significant short- and long-term fluctuations in value. There is no assurance that the price of digital currencies (i.e. bitcoin) may not have an adverse effect on the price of our common stock, despite management’s best efforts to pursue the Company’s core businesses. This is because the value and price of our common stock, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of digital currencies or the blockchain generally, factors over which the Company has little or no influence or control. The Company’s share price may also be subject to pricing volatility due to supply and demand factors associated with few or limited public company options for investment in the digital currency industry.

Digital currency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of digital currencies, or the Company or its share price, inflating and making their market prices more volatile or creating “bubble” type risks.  As of the date of this prospectus, the trading price of bitcoin and other digital currencies has experienced significant decline and the trading price of our common stock has experienced a similar decline. If the trading price of the Company’s common stock declines below NASDAQ listing standards for an extended period our common stock could be suspended or delisted from the NASDAQ exchange.

Future sales and issuances of our equity securities or rights to purchase our equity securities would result in additional dilution of the percentage ownership of our stockholders.

Our stockholders may experience substantial dilution as we raise additional capital through issuances of equity securities. We may, from time to time, sell common stock, preferred stock, warrants, units, options or convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, preferred stock, warrants, units, options or convertible securities or other equity securities in more than one transaction, investors may be further diluted by subsequent sales. Management believes additional capital must be raised to continue executing the Company’s strategic plans. Management believes potential shareholder dilution resulting from the Company’s capital raising activities will be offset by increases in Company value and corresponding increases in the trading price of our common stock.  Management cannot, however, guarantee that such sales will not result in material dilution to our existing stockholders, and further notes that new investors could gain rights superior to existing stockholders.

The price of our common stock could be adversely affected by subpoenas issued to the Company by the Securities and Exchange Commission pertaining to an ongoing investigation.

As previously disclosed, on April 9, 2018, the Company received a subpoena from the Securities and Exchange Commission (the “SEC”) in connection with an ongoing investigation. The Company has endeavored to fully cooperate with this ongoing investigation. The ultimate outcome of the investigation and its potential impact on the Company cannot be ascertained at this time. Regardless of the ultimate outcome, cooperation with the investigation has entailed, and may continue to entail, significant legal costs and the diversion of management’s attention away from the Company’s core businesses, which could have an impact on the trading prices of the Company’s common stock.

Further, as previously disclosed, the Company received a letter from the SEC (the “Letter”) on July 30, 2018 by the SEC that it had issued an Order Directing Examination and Designating Officers Pursuant to Section 8(e) of the Securities Act of 1933 with respect to the following registration statements: (i) a Form S-8 filed on July 19, 2017 (File No. 333-219357); (ii) a Form S-3 filed January 5, 2018, and amended February 7, 2018 (File No. 333-222450); and (iii) a Form S-3 filed on July 10, 2018 (File No. 333-226111).  The Letter stated, “while the Section 8(e) examination is pending, the Division of Corporation Finance will not take any further action on the Registration Statements, and all communications with regard to the Registration Statements and the Section 8(e) examination should be made to the Commission’s Division of Enforcement.” The Company fully cooperated with the SEC’s examination and withdrew or terminated such registration statements on October 12, 2018. On October 22, 2018, the Company was notified by the SEC staff that the SEC had terminated the Section 8(e) examination with respect to the above-referenced registration statements.  The previously disclosed SEC investigation associated with the subpoena received by the Company on April 9, 2018 is still ongoing, however, and the Company is continuing to cooperate in that investigation.

Currently, there is relatively small use of bitcoins in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in the Company.

A significant portion of bitcoin demand is generated by speculators and investors seeking to profit from the short or long-term holding of bitcoins. A lack of expansion by bitcoins into retail and commercial markets, or alternative uses, may result in increased volatility or a reduction in the price of bitcoin, either of which could adversely impact the market price of digital currencies and may cause the trading price of our common stock to decline.  Furthermore, no assurance can be made that, as markets for the exchange of digital currencies develop and mature, the inherent insubstantiality of stateless currency will not continue to contribute to the volatility of its conversion price to State-backed fiat currencies.

Banks and financial institutions may not provide banking services, or may cut off existing services, to businesses that provide digital currency related services or accept payment in the form of digital currencies, including financial institutions of investors in our securities.

The Company previously disclosed its agreement with SynapseFi and its banking partner, Evolve Bank and Trust, through the Company’s subsidiary, Logical Brokerage, on its periodic report on Form 8-K filed on October 29, 2018, in which SynapseFi and Evolve agreed to provide certain banking services to the Company’s planned digital currency exchange, RiotX.

A number of companies that provide digital currency related services have been unable to contract with banks or other similar financial institutions to provide such companies with banking services.  Similarly, a number of companies and individuals associated with digital currencies and the provision of digital currency related services have had their existing banking services relationships terminated as a result of their association with digital currencies. Accordingly, the Company recognizes that its relationships with banking institutions could be subject to reconsideration and even termination, depending on their internal controls and practices vis-à-vis digital currencies.

Many businesses and individuals in the digital currencies field may experience difficulty in finding banking services which may have an adverse effect on the usefulness of digital currencies as a payment system, and further, that such lack of broad based acceptance may cause further harm to the public perception of digital currencies. These acceptance issues pervade the market for digital currencies and could act as an artificial deflationary pressure on the price of our digital currency assets and the overall trading price of our common stock.

The lack of broad base acceptance of digital currencies by banking institutions could result in increased compliance costs, risk of loss, and adverse governmental regulatory action of our activities such that out business operations and projections may be significantly adversely affected.  This risk may also apply to underwriters, brokers, and ultimate holders of our securities, as our involvement in the digital currencies sector may be linked to our investors through our securities. Enforcement action by any governmental or quasi-governmental organization that prevents us from readily converting digital currencies into State-backed fiat currencies could have a material adverse effect on our Company.

If we are unable to attract major brokerage firms, we could have difficulty selling our common stock.

If we are unable to attract the interest of major brokerage firms through the value of our Company, we may be unable to secure their confidence and recommendation to purchase our common stock.  The absence of such coverage may depress or otherwise slow the development of a robust market for our common stock, slowing our ability to raise capital.

The online nature of the RiotX exchange will expose it to risks of third party hacking attacks, which, due to the nature of Blockchain technologies, may result in irreversible or unrecoverable losses to RiotX users.

The online marketplace has long been subject to hackers and other malicious actors.  The Company's business, and particularly its RiotX exchange, is an online-based platform and will be subject to these same hacking risks. Accordingly, RiotX is being developed with security measures to defend against such attacks and to provide as much security and reliability to its future end users as possible given current security protocols and technologies, but such efforts may ultimately be ineffective due to the highly sophisticated and evolving nature of cyber-attacks. The Company has written and maintains a cybersecurity policy that outlines an extensive list of controls and supervisory practices in place reasonably designed to diligently supervise the risks of unauthorized access or attack of its information technology systems, and to respond appropriately should unauthorized access or cyber-attack occur.  The Company, in conjunction with its third party vendors, will continually work to improve existing security protocols and develop new security techniques and software to address future threats to the RiotX exchange, its users and valuable assets.  The Company's policy of air-gapping its digital assets from the internet to the extent possible means that its digital currency assets should not be reached by an online penetration of its security framework, thereby limiting the impact of a hacking event on the overall Company.  The RiotX exchange will have similar air-gapping and private key protections for its users' digital currency wallets.  As such, similar hacking attacks should have limited success in illegally transferring user data and digital currency assets if they gain illegal access to the RiotX exchange system.

Although the Company will implement these anti-hacking measures, RiotX remains exposed to risks from: DDoS attacks to limit the availability of exchange services or otherwise disrupt normal operations; account takeover attempts in which RiotX users are targeted by hackers or other illegal actors to gain access to login credentials, which could allow the illicit user to transfer user assets held via RiotX or commit other fraud; targeted software exploits designed to take advantage of vulnerabilities and flaws in the underlying software components of the exchange, digital wallets, and web services provided to RiotX over which the Company has little to no control in order to gain access to or transfer of user digital currency assets; potential misdirection of funds and assets by online "spoofers" posing as RiotX representatives, by man in the middle interceptions of the digital transfers similar to wire-tapping, browser session tampering in which the user's internet service provider is compromised, and malware that is designed or may be designed to target the digital signal of digital currency exchanges in order to redirect exchanged assets away from their intended recipients; phishing activities in which user login credentials are stolen; natural disasters temporarily or permanently disabling our physical servers; human error and insider threats to our servers and the RiotX exchange; and other unforeseen or unforeseeable threats to the RiotX exchange.  The occurrence of any one or a number of these risk factors could have a material negative impact on our business, resulting in a decline in the trading price of shares of our common stock.  Should this occur, our investors could lose some or all of their investment in our common stock; accordingly, investors in our Company should seriously consider these risk factors when considering investing in our Company.

Regulatory action against existing bitcoin and other digital currency exchanges may have a detrimental effect on the acceptance and widespread use of our planned digital currency exchange, RiotX.

In recent years, a number of bitcoin exchanges have been closed by governmental regulatory action due to alleged fraud and security breaches.  Some investors were not compensated for the loss of their account balances on these exchanges.  While our planned exchange is being developed to be licensed by the appropriate U.S. governmental and quasi-governmental regulatory authorities prior to launch, its planned scope will make it a desirable target for malware, DDoS, and other hacking attacks, which could lead to regulatory backlash against RiotX. The Company is working with its regulators to ensure alignment with standards set for business in the same sector for compliance, fraud prevention, and cybersecurity.  The Company cannot, however, predict or prevent all future threats and acknowledges that digital currency exchanges are possibly exposed to the following risks: denial of service attacks, account takeover attempts, software exploits due to vulnerabilities and flaws, potential misdirection of funds and assets, phishing, natural disasters, human error, insider threats and other factors that can render the exchange of digital currency untrustworthy.

Additionally, international action against bitcoin exchanges has been harsh; China has moved to shut down all digital currency exchanges operating within its borders.  Until such action was announced, mainland China and Hong Kong were responsible for a majority of global digital currency transactions.  We are aware of the threat posed by governmental and quasi-governmental regulators to the short and long-term success of RiotX, and we have taken steps to mitigate these risks by working closely with U.S. and state regulators to obtain all proper licenses and approvals prior to the launch of RiotX.  The Company cannot mitigate against, or even fully anticipate, all regulatory actions which may be taken against it or the digital currency sector as a whole in the future, and such risks pose a threat to the success of our business operations. Further, the Company's efforts to mitigate against hacking attacks are necessarily limited by the present knowledge of various malware designs and other hacking methods; the remains the possibility that future unforeseeable hacking techniques could harm RiotX. Furthermore, occurrence of these hacking attacks may trigger regulatory backlash, which could temporarily suspend or even shut down operation of RiotX. We believe such regulatory actions will be less common in the future as digital currencies continue to gain acceptance, however, such enforcement actions presently pose a risk to the value of our planned exchange, RiotX, and to the trading price of our common stock. Should any of these risk factors (or other unforeseen risk factors) occur, the Company may suffer substantial material harm, which may have a negative effect on the trading price of our common stock.

We may not have adequate recourse against third parties if our bitcoins and other digital currency assets are lost, stolen or destroyed.

The online nature of digital currencies such as bitcoins and their immutability poses a unique threat to their security.  We have implemented robust security measures to minimize the exposure of our digital currencies to such risks including, without limitation, cold storage procedures to “air-gap” our digital currency keys from the internet.  These measures are not perfect and improper access to and transfer of our digital current assets may still occur despite our security measures.  By their nature, bitcoin transactions are largely irreversible.  Our recourse in the event of theft or other loss is limited to our ability to secure restitution from the improper transferors or transferees of our digital currency assets.  Recovery from such individuals may be limited by a number of factors including, without limitation, our ability to locate and identify both the transferors and transferees.  This risk may pose a threat to the trading price of our common stock, and the occurrence of such an event could have a materially adverse effect on our business and operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus and any prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to above, as well as the risk factors incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and particularly our forward-looking statements, by these cautionary statements.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of earnings to combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and general corporate purposes.  We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose, as applicable.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 170,000,000 shares of common stock, at no par value per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a third of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., Denver, Colorado.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “RIOT.”

DESCRIPTION OF PREFERRED STOCK

General

The Company’s articles of incorporation authorize the issuance of 15,000,000 shares of “blank check” preferred stock, no par value per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•

the title and stated or par value of the preferred stock;

•

the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•

the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•

whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•

the provisions for a sinking fund, if any, for the preferred stock;

•

any voting rights of the preferred stock;

•

the provisions for redemption, if applicable, of the preferred stock;

•

any listing of the preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•

if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

•

and any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Series B Preferred Stock

We have designated 1,750,001 shares of preferred stock as “0% Series B Convertible Preferred Stock.” The shares of Series B Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series B Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series B Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series B Preferred Stock is $6.80 and the initial conversion price is $6.80 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The holders of Series B Preferred Stock are entitled to receive dividends if and when declared by our board of directors. The Series B Preferred Stock will participate on an “as converted” basis, with all dividends declared on the Company's common stock. Such dividends will be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash on the stated value of such Series B Preferred Stock.

We are prohibited from effecting a conversion of the Series B Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% percent of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series B Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% percent. The Series B Preferred Stock contain no voting rights.

The Series B Preferred Stock contains a blocker pursuant to which, if we have not obtained the approval of our shareholders in accordance with NASDAQ Listing Rule 5635(d), then we may not issue upon conversion of the Series B Preferred Stock a number of shares of common stock, which, when aggregated with any other shares of common stock  underlying the Series B Preferred Stock would exceed 19.99% of the shares of common stock issued and outstanding as of the date of exchange agreement between the Company and the holders of the Series B Preferred Stock, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock.

As of the date of this prospectus, there are 13,000 shares of Series B Convertible Preferred Stock outstanding, convertible into 13,000 shares of common stock which represents less than 1% of the shares of our common stock as of the date of this prospectus.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•

the title of the warrants;

•

the aggregate number of the warrants;

•

the price or prices at which the warrants will be issued;

•

the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•

if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•

the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•

any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•

the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•

the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•

the minimum or maximum amount of the warrants that may be exercised at any one time;

•

information with respect to book-entry procedures, if any;

•

if appropriate, a discussion of Federal income tax consequences; and

•

any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•

a description of the terms of any unit agreement governing the units; and

•

a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) via so called “at-the-market” or “ATM” offerings, or (v) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•

the terms of the offering;

•

the names of any underwriters or agents;

•

the name or names of any managing underwriter or underwriters;

•

the purchase price of the securities;

•

any over-allotment options under which underwriters may purchase additional securities from us;

•

the net proceeds from the sale of the securities;

•

any delayed delivery arrangements;

•

any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•

any initial public offering price;

•

any discounts or concessions allowed or reallowed or paid to dealers;

•

any commissions paid to agents; and

•

any securities exchange or market on which the securities may be listed.

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

 Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

 The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Dickinson Wright PLLC, Reno, Nevada. If certain legal matters in connection with an offering of the securities covered by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters, if any, of such offering, that counsel will be named in the related prospectus supplement for such offering.

EXPERTS

The consolidated balance sheet of Riot Blockchain, Inc. (formerly: Bioptix, Inc.) as of December 31, 2017, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended have been audited by MNP LLP, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheet of Riot Blockchain, Inc. (formerly: Bioptix, Inc.) as of December 31, 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on our website, https://ir.riotblockchain.com/under the heading “Investors.” The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

•
Annual Report on Form 10-K for the year ended December 31, 2017 filed on April 17, 2018 as amended by our annual report on Form 10-K/A filed on April 30, 2018 and our annual report on Form 10-K/A filed on June 29, 2018;

•	Quarterly Report on Form 10-Q filed on May 17, 2018;

•	Quarterly Report on Form 10-Q filed on August 14, 2018;

•	Quarterly Report on Form 10-Q filed on November 19, 2018 pursuant to Rule 12b-25 extension;

•	Definitive Proxy Statement and definitive additional materials on Schedule 14A filed on March 26, 2018, April 2, 2018, May 8, 2018, May 14, 2018, and June 8, 2018;

•
Current Reports on Form 8-K or Form 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 5, 2018, January 11, 2018, January 18, 2018, January 31, 2018, February 9, 2018, February 16, 2018, February 23, 2018, February 28, 2018, March 12, 2018, March 27, 2018, April 10, 2018, May 15, 2018, May 25, 2018, June 15, 2018, June 21, 2018, July 12, 2018, August 20, 2018, August 24, 2018, September 07, 2018, September 10, 2018, September 18, 2018, September 26, 2018, October 23, 2018, October 29, 2018, November 28, 2018, and December 06, 2018; and

•	Our registration statement on Form 8-A filed on August 27, 2007 and as amended by Form 8-A / Amendment 1 filed on August 27, 2007.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address:

Riot Blockchain, Inc.

202 6th Street, Suite 401
Castle Rock, CO 80104

(303) 794-2000

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

RIOT BLOCKCHAIN, INC.

Prospectus

           , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item	Amount
SEC registration fee	$12,450
Printing and engraving expenses	5,000
Legal fees and expenses	35,000
Accounting fees and expenses	25,000
Transfer agent and registrar’s fees and expenses	5,000
Miscellaneous expenses	5,000

Total	$87,450

Item 15. Indemnification of Directors and Officers.

Nevada Revised Statutes Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under Nevada Revised Statutes Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Articles of Incorporation provide that our officers and directors shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding related to their service as an officer or director. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. We must pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire.

Our Articles of Incorporation provide that we may adopt bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may purchase and maintain insurance on behalf of any of officers and directors. The indemnification provided in our Articles of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Our Bylaws provide that a director or officer shall have no personal liability to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

Item 16. Exhibits.

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement.*
4.1	Articles of Incorporation filed September 20, 2017 (Incorporated by reference from the Registrant's Current Report on Form 8-K, filed September 25, 2017)
4.2	Bylaws, effective September 20, 2017 (Incorporated by reference from the Registrant's Current Report on Form 8-K, filed September 25, 2017)
4.3	Amendment to Bylaws (incorporated by reference to 8-K filed March 12, 2018)
4.4	Form of Certificate of Designation.*
4.5	Form of Preferred Stock Certificate.*
4.6	Form of Warrant Agreement.*
4.7	Form of Warrant Certificate.*
4.8	Form of Stock Purchase Agreement.*
4.9	Form of Unit Agreement.*
5.1	Opinion of Dickinson Wright PLLC
23.1	Consent of MNP LLP
23.2	Consent of EisnerAmper LLP
23.3	Consent of Dickinson Wright PLLC (contained in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement).

*

To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Castle Rock, State of Colorado on the 3rd  day of January, 2019.

/s/ Christopher Ensey
Christopher Ensey
Interim Chief Executive Officer (Principal Executive Officer)

/s/ Robby Chang
Robby Chang
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Christopher Ensey and Robby Chang, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Christopher Ensey	Interim Chief Executive Officer	January 3, 2019
Christopher Ensey	(Principal Executive Officer)

/s/ Robby Chang	Chief Financial Officer	January 3, 2019
Robby Chang	(Principal Financial and Accounting Officer)

/s/ Remo Mancini	Director; Chairman	January 3, 2019
Remo Mancini

/s/ Benjamin Yi	Director	January 3, 2019
Benjamin Yi

/s/ Jason Les	Director	January 3, 2019
Jason Les